UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ____________________________________________

FORM 8-K
____________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               March 10, 2015
____________________________________________
Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________________________________

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(414) 319-8500

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Joy Global Inc. held its 2015 annual meeting of shareholders on March 10, 2015. At the annual meeting, our shareholders voted on three proposals.

Proposal #1

Each of our directors standing for election was re-elected to a term ending at the 2016 annual meeting. Election to the board of directors required each nominee to receive a majority of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the annual meeting. The votes cast are listed below:

	For	Withheld	Broker Non-Votes
Edward L. Doheny II	79,170,862	2,208,271	6,813,262
Steven L. Gerard	46,918,621	34,460,512	6,813,262
Mark J. Gliebe	79,932,745	1,446,388	6,813,262
John T. Gremp	74,973,668	6,405,465	6,813,262
John Nils Hanson	74,335,978	7,043,155	6,813,262
Gale E. Klappa	69,552,217	11,826,916	6,813,262
Richard B. Loynd	73,960,194	7,418,939	6,813,262
P. Eric Siegert	74,306,362	7,072,771	6,813,262
James H. Tate	74,304,900	7,074,233	6,813,262

Proposal #2

Shareholders were asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending October 30, 2015. Ratification of the appointment required the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voted at the annual meeting. The appointment was ratified and the votes cast are listed below:

For	Against	Abstained
86,481,264	1,016,736	694,395

Proposal #3

Pursuant to Section 14A of the Securities Exchange Act of 1934, shareholders were asked to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed in our annual meeting proxy statement. Approval of such compensation required the affirmative vote of shareholders present in person or represented by proxy and voted at the meeting. Shareholders approved the compensation of our named executive officers and the votes cast are listed below:

For	Against	Abstained	Broker Non-Votes
78,446,138	2,188,034	744,961	6,813,262

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: March 10, 2015	By:	/s/ Matthew S. Kulasa
Matthew S. Kulasa
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)